                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

For future information contact:

     William McBride III            Dr. Keren Brown Wilson
     Chairman & Chief Executive     Vice Chairman, President &
      Officer                       Chief Operating Officer
     (503) 252-6233                 (503) 252-6233


           ASSISTED LIVING CONCEPTS, INC. ANNOUNCES RESULTS FOR THE
                THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998


     Portland, Oregon July 30, 1998 - Assisted Living Concepts, Inc. (AMEX:ALF) (the "Company"), one of the nation's leading providers of assisted living, today reported a 97% percent increase in revenues for the three months ended June 30,
1998 to $21.4 million from $10.8 million for the same period last year.   Net
income before taxes for the three months ended June 30, 1998 was $3.7 million compared to $1.3 million, a 185% increase, for the same period last year, excluding a non-recurring charge of $8.5 million. The components of the non-recurring charge consist primarily of write offs of (I) goodwill related to the Company's home health operations which are being scaled back in light of the current legislative and reimbursement environment, (ii) certain acquired development sites which are not being developed due to competitive and market conditions and (iii) commitment fees related to acquired sites which will not be used in light of favorable financing alternatives.

     For the three months ended June 30, 1998, net income (loss) was $(4.4) million , or $(.28) per diluted share, including the effects of the non-recurring charge. Excluding the non-recurring charge, the Company would have reported net income of $2.3 million, or $.14 per diluted share, for the three months ended June 30, 1998, compared to $967,000, or $.09 per diluted share, for the same period last year, a 139% increase.

     For the six months ended June 30, 1998, revenues increased 100% percent to $40.3 million from $20.1 million for the same period last year. Net income for the six months ended June 30, 1998, excluding the cumulative effect of $2.8 million for the early adoption of AICPA's Statement of Position (SOP) 98-5, "Reporting on the Cost of Start-up Activities" and the non-recurring charge of $8.5 million, was $4.3 million or $.25

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

per diluted share as compared to 1.6 million or $.15 per diluted share for the same period in 1997, a 169% increase. The Company had previously capitalized certain expenditures incurred prior to the opening of a facility, which are no longer capitalizable with the implementation of SOP 98-5.

     Net (loss) income, including the cumulative effect of the early adoption of SOP 98-5 and the non-recurring charge for the six months ended June 30, 1998 was $(5.1) million, or $(.32) per diluted share, compared to $1.6 million or $.15 per diluted share, for the same period last year.


DEVELOPMENT
-----------

     For the quarter ended June 30, 1998, the Company added 16 residences with 677 units, bringing the total number of residences to 161 with 6,137 units.
This represents an increase of 65 residences with 2,734 units or an 80% increase over the number of units at June 30, 1997.

     At June 30, 1998, the Company had 33 residences with 1,332 units under construction (11 of which have certificates of occupancy) and 34 residences with 1,349 units under development (i.e., the site is under control and development activities have commenced) which will result upon the completion of these units in a total Company capacity of 8,380 units. The Company currently operates in Oregon, Washington, Idaho, Arizona, Texas, Nebraska, New Jersey, Ohio, Indiana, Iowa, South Carolina, Louisiana and Pennsylvania with residences under construction and development in many of its existing markets as well as two additional states.

CURRENT ACQUISITIONS & OTHER DEVELOPMENT
----------------------------------------

     In April, the Company purchased two Texas assisted living residences (116 units) for approximately $5.2 million. The two residences have already reached stabilized occupancy and are of a similar building model to the Company's internal development, expanding the Company's operating base in Texas to 39 residences (1,476 units).

     In addition, the Company is expanding the majority of its 30 unit residences in Texas, which are full with waiting lists, by an additional 6 to 10 units. The Company opened three of these expansions in July and currently has an additional three under construction. The Company expects that this will be an on-going program, which will be expanded to other locations, as market conditions warrant.

     Effective June 30, 1998, the Company purchased a 48 unit assisted living facility in Alexandria, Louisiana. This addition will compliment other facilities under construction and development in this state.

FINANCING
---------

     During the second quarter, the Company completed a number of financings from various sources. In April, the Company issued $75.0 million of 5.625% convertible subordinated debentures due 2003. In July, the Company closed on a variable $13.2 million tax exempt bond financing at an all inclusive variable rate of approximately 5%. These bonds are secured by seven residences in Ohio. Additionally, the Company completed another mortgage financing raising $6.6 million at a fixed rate of 7.6%.

     As a result of these closings, the Company currently has cash in excess of $90 million which will enable the Company to continue to own a greater percentage of its residences.

     The Company also announced plans in May to repurchase 500,000 shares of its common stock, of which the Company has currently repurchased 200,000 shares. Purchases will be made in the open market, or in negotiated transactions, at such times and at such prices as management may decide. The Company believes that the shares represent an excellent investment to the Company at this time.

     The Company owns, operates, and develops assisted living residences for older adults who need assistance with the activities of daily living, such as bathing and dressing. In addition to housing, the Company provides personal care, support services and makes nursing services available according to the individual needs of its residents and as permitted by state regulation. This combination of housing and services will provide a cost efficient alternative and an independent lifestyle for individuals who do not require the broader array of medical and health services provided by nursing facilities.

     This press release contains certain forward-looking statements that are subject to risk and uncertainty. There can be no assurance that these future results will be achieved. Readers are cautioned to refer to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission for a description of factors which could affect the Company's performance.

                                     #####

                                Quarterly Data
                                 Press Release
                                    6/30/98


                        ASSISTED LIVING CONCEPTS, INC.
--------------------------------------------------------------------------------
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)

                                                                -------------------------------------------------
                                                                     Three                      Three
                                                                  Months Ended               Months Ended
                                                                    30-Jun-97                  30-Jun-98
                                                                 ------------------------------------------------
Revenue                                                              $10,848    100.0%          $21,353    100.0%
General operating expenses                                             6,557     60.4%           13,139     61.5%
                                                                     ----------------           ----------------
  General operating income                                             4,291     39.6%            8,214     38.5%
Corporate general and aministrative                                      676                      1,389
Building rentals                                                       2,009                      3,937
Depreciation and amortization                                            702                      1,224
                                                                     -------                    -------
  Total operating expenses                                             3,387                      6,550
                                                                     -------                    -------
Operating income                                                         904                      1,664
Interest expense                                                        (245)                      (380)
Interest income                                                          153                        946
Other income                                                             482                      1,429
Non-recurring charge                                                       -                     (8,495)
                                                                     -------                    -------
Net income (loss) before income taxes                                $ 1,294                    $(4,836)
(Provision) benefit for income taxes                                 $  (327)                       458
                                                                     -------                    -------
Net income (loss)before cumulative effect                            $   967                     (4,378)
Cumulative effect (net of taxes of $1,187)                           $     -                          -
                                                                     -------                    -------
Net Income (loss)                                                    $   967                    $(4,378)
                                                                     =======                    =======


Net income (loss) per common share before cum eff (basic)              $0.09                     ($0.28)
Net income (loss) per common share (basic)                             $0.09                     ($0.28)


Net income (loss) per common share before cum effect (diluted)         $0.09                     ($0.28)
Net income (loss) per common share (diluted)                           $0.09                     ($0.28)

Weighted-average common shares outstanding (basic)                    11,044                     15,749   (a)
Weighted-average common shares outstanding (diluted)                  13,280                     15,749   (a)
                                                                -------------------------------------------------

                                                                -------------------------------------------------
                                                                      Six                        Six
                                                                  Months Ended               Months Ended
                                                                    30-Jun-97                  30-Jun-98
                                                                -------------------------------------------------
Revenue                                                              $20,092    100.0%          $40,296    100.0%
General operating expenses                                            12,249     61.0%           24,725     61.5%
                                                                     ----------------           ----------------
  General operating income                                             7,843     39.0%           15,571     38.5%
Corporate general and aministrative                                    1,317                      2,448
Building rentals                                                       3,569                      7,839
Depreciation and amortization                                          1,208                      2,089
                                                                     -------                    -------
  Total operating expenses                                             6,094                     12,376
                                                                     -------                    -------
Operating income                                                       1,749                      3,195
Interest expense                                                        (408)                      (653)
Interest income                                                          276                      1,645
Other income                                                             482                      2,804
Non-recurring charge                                                       -                     (8,495)
                                                                     -------                    -------
Net income (loss) before income taxes                                $ 2,099                    $(1,504)
(Provision) benefit for income taxes                                 $  (468)                      (809)
                                                                     -------                    -------
Net income (loss)before cumulative effect                            $ 1,631                     (2,313)
Cumulative effect (net of taxes of $1,187)                           $     -                     (2,770)
                                                                     -------                    -------
Net Income (loss)                                                    $ 1,631                    $(5,083)
                                                                     =======                    =======


Net income (loss) per common share before cum eff (basic)              $0.15                     ($0.15)
Net income (loss) per common share (basic)                             $0.15                     ($0.32)


Net income (loss) per common share before cum effect (diluted)         $0.15                     ($0.15)
Net income (loss) per common share (diluted)                           $0.15                     ($0.32)

Weighted-average common shares outstanding (basic)                    11,044                    15,717   (a)
Weighted-average common shares outstanding (diluted)                  13,281                    15,717   (a)
                                                                -------------------------------------------------

(a) Per FAS 128, basic and diluted weighted average common shares are the same when a net loss is incurred.

--------------------------------------------------------------------------------
PRO FORMA NET INCOME, EXCLUDING NON-RECURRING CHARGE AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
--------------------------------------------------------------------------------

                                                                             ------------------------------------
                                                                                  Three                 Six
                                                                              Months Ended          Months Ended
                                                                                30-Jun-98             30-Jun-98
                                                                             ------------------------------------
Pro forma net income before income taxes, excluding non-recurring                $ 3,659               $ 6,991
   charge and cumulative effect of change in accounting principle

Provision for income taxes                                                        (1,390)               (2,657)
                                                                                 -------               -------
Pro forma net income, excluding non-recurring charge and
   cumulative effect of change in accounting principle                             2,269                 4,334

Pro forma net income per common share, excluding non-recurring charge
   and cumulative effect of change in accounting principle (basic)                 $0.14                 $0.28

Pro forma net income per common share, excluding non-recurring charge
   and cumulative effect of change in accounting principle (diluted)               $0.14                 $0.25

Weighted-average common shares outstanding (basic)                                15,749                15,717
Weighted-average common shares outstanding (diluted)                              17,944                17,958
                                                                             ------------------------------------

                                Quarterly Data
                                 Press Release
                                    6/30/98


--------------------------------------------------------------------------------
               COMPILATION OF STABILIZED AND START-UP RESIDENCES
--------------------------------------------------------------------------------

                                      ---------------------------------------------------------------------------------------
                                                                                  Corporate and             Three
                                       Stabilized              Start-up             Ancillary            Months Ended
                                      Residences/1/          Residences/2/           Services              30-Jun-98
                                      -------------          -------------        -------------          ------------
Revenue                                   $12,830   100.0%      $ 7,427   100.0%      $ 1,096   100.0%       $21,353   100.0%
General operating expenses                  7,278    56.7%        5,045    67.9%          816                 13,139    61.5%
                                          -------  ------       -------  ------       -------  ------        -------  ------
  General operating income                  5,552    43.3%        2,382    32.1%          280    25.5%         8,214    38.5%
Corporate general and administrative            -                     -                 1,389                  1,389
Building rentals                            2,672                 1,211                    54                  3,937
Depreciation and amortization                 350                   865                     9                  1,224
                                          -------               -------               -------                -------
  Total operating expenses                  3,022                 2,076                 1,452                  6,550
                                          -------               -------               -------                -------
Operating income (loss)                     2,530                   306                (1,172)                 1,664
Interest expense                             (496)                 (852)                  968                   (380)
Interest income                                 2                     1                   943                    946
Other income                                    -                     -                 1,429                  1,429
Other expense                                   -                     -                (8,495)                (8,495)
                                          -------               -------               -------                -------
Net income before taxes                     2,036                  (545)               (6,327)                (4,836)
                                      ---------------------------------------------------------------------------------------
Residences operating                           72                    71                                          143
Units operating                                                                                                    -
Average occupancy rate                       93.2%                 48.9%                                        70.9%

/1/ Stabilized residences are those residences that have been operating for twelve months or have achieved a stabilized occupancy of 95% or more as of the beginning of the quarter.
/2/ Start-up residences are those residences that have not been operating for twelve months and have not achieved a stabilized occupancy of 95% or more as of the beginning of the quarter.


--------------------------------------------------------------------------------
                     COMPILATION OF SAME STORE RESIDENCES
--------------------------------------------------------------------------------

                                      -------------------------------------------  --------------------------------------------
                                           Three                 Three                  Six                   Six
                                       Months Ended          Months Ended           Months Ended          Months Ended
                                        30-Jun-97              30-Jun-98              30-Jun-97             30-Jun-98
                                      -------------------------------------------  --------------------------------------------
Revenue                                  $10,089   100.0%       $11,349   100.0%       $16,472   100.0%       $17,755   100.0%
General operating expense                  5,845    57.9%         6,436    56.7%         9,530    57.9%        10,013    56.4%
                                         -------  ------        -------  ------        -------  ------        -------  ------
  General operating income                 4,244    42.1%         4,913    43.3%         6,942    42.1%         7,742    43.6%
Building rentals                           1,901                  2,467                  3,141                  4,020
Depreciation and amortization                504                    276                    592                    360
                                         -------                -------                -------                -------
  Total operating expenses                 2,405                  2,743                  3,733                  4,380

Operating income                           1,839                  2,170                  3,209                  3,362
Interest expense                            (888)                  (478)                (1,166)                  (567)
Interest income                                2                      2                      3                      2
Other income                                  (1)                     -                     (1)                     1
Other expense
                                         -------                -------                -------                -------
  Income before income taxes             $   952                $ 1,694                $ 2,045                $ 2,798
                                      -------------------------------------------  --------------------------------------------

Residences operating                          66                     66                     51                     51
Units operating                            2,362                  2,362                  1,778                  1,778
Average occupancy rate                      83.7%                  91.9%                  89.0%                  93.9%